UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 26, 2025

URBAN-GRO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39933	46-5158469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1751 Panorama Point, Unit G Lafayette, Colorado	80026
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 390-3880

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	UGRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 26, 2025, urban-gro, Inc. (the “Company”) entered into a business loan and security agreement (the “Loan Agreement”) with an effective date of June 24, 2025 (the “Effective Date”) by and among, Agile Capital Funding, LLC, Agile Lending , LLC, a Virginia limited liability company and each assignee that becomes a party pursuant to Section 12.1 of the Loan Agreement (the “Lenders”), the Company and 2WR Of Colorado Inc., UG Construction, Inc., 2WR of Georgia, Inc., urban-gro Canada Technologies Inc., urban-gro Engineering, Inc. and urban-gro Architect Holdings, LLC, each a wholly owned subsidiary of the Company (individually, collectively, jointly and severally, the “Guarantors”).

Pursuant to the Loan Agreement, the Lenders extended to the Company a term loan of $1,050,000.00 (the “Term Loan”) to be used to fund the Company’s general business requirements. The Loan Agreement is for a term of twenty-eight weeks from the Effective Date (the “Maturity Date”) and includes an administrative agent fee of $50,000.00 to be remitted to Agile Capital Funding, LLC which was added to the amount of the loan. The Company may make a full prepayment or partial prepayment of the Term Loan, however, upon the prepayment of any principal amount, the Company shall be obligated to pay a premium payment of such principal so paid, which shall be equal to the aggregate and actual amount of interest that would be paid through the Maturity Date (the “Prepayment Fee”); provided however that, if the Company makes a prepayment within 60 calendar days after the Effective Date, the Company will receive the discounted Prepayment Fee that is included in Exhibit E to the Loan Agreement. The Loan contains standard events of default and representations and warranties by the Company and the Lenders including a mandatory prepayment, and an additional five (5%) percent interest rate following the occurrence of an event of default.

The term loan is evidenced by a secured promissory note issued by the Company to the Lenders (the “Promissory Note”). Pursuant to the Loan Agreement, upon an event of default, the Lenders will receive a security interest in certain of the Company’s assets, subject to certain exceptions.

The foregoing descriptions of the Loan Agreement and the Promissory Note do not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement and Promissory Note, copies of which are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Exhibit Description
10.1*	Loan Agreement, dated June 24 2025 between urban-gro, Inc. and Agile Lending, LLC.
10.2	Promissory Note, dated June 24 2025 between urban-gro, Inc. and Agile Lending, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN-GRO, INC.

Date: July 2, 2025	By:	/s/ Bradley Nattrass
Bradley Nattrass
Chairperson of the Board of Directors and Chief Executive Officer

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